Exhibit 5.1

[LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]

December 3, 2013

Cathay General Bancorp

777 North Broadway

Los Angeles, California 90012

Re:        Cathay General Bancorp Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by Cathay General Bancorp, a Delaware corporation (the “Company”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of an unspecified amount of securities of the Company, consisting of shares of Common Stock, $0.01 par value per share (the “Common Stock”), shares of Preferred Stock, $0.01 par value per share (the “Preferred Stock”), debt securities of the Company (the “Debt Securities”), which may be issued in one or more series under one or more indentures or supplemental indentures (the “Indentures”), and warrants (the “Warrants”), and such indeterminate amount of Debt Securities and number of shares of Common Stock or Preferred Stock as may be issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering. The Common Stock, the Preferred Stock, the Debt Securities, and the Warrants are collectively referred to herein as the “Securities.”

We have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act (and will remain effective at the time of issuance of any Securities thereunder); (e) a prospectus supplement will have been timely filed with the Securities and Exchange Commission describing the Securities offered thereby; (f) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (g) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (h) any Debt Securities that may be issued will be issued in a form that complies with the Indentures and the Indentures and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee; (i) the final form of all documents for the Securities will not have any material differences from those customarily used in transactions of this type; (j) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise and (k) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance. We have assumed that the terms of the Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Securities will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its subsidiaries is subject, (ii) any law, rule or regulation to which the Company or any of its subsidiaries is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the General Corporation Law of the State of Delaware as in effect on the date hereof.

Based upon the foregoing, and subject to the qualifications set forth in this letter, it is our opinion that:

1. With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Common Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iii) if the Offered Common Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors of the Company (the “Board”), including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Shares, the consideration to be received therefor and related matters (and such action is in full force and effect at all times at which the Offered Common Shares are offered or sold by the Company), (v) the terms of the issuance and sale of the Offered Common Shares have been duly established in conformity with the organizational documents of the Company, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (vi) certificates in the form required under the Delaware General Corporation Law representing the Offered Common Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Common Shares (including any shares of Common Stock duly issued upon conversion, exchange or exercise of any Warrants, Debt Securities or Preferred Stock registered on the Registration Statement), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Common Shares or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legally issued, fully paid and nonassessable.

2. With respect to the shares of any series of Preferred Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Preferred Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iii) if the Offered Preferred Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, terms and sale of the Offered Preferred Shares, the consideration to be received therefor and related matters (and such action is in full force and effect at all times at which the Offered Preferred Shares are offered or sold by the Company), (v) a Certificate of Designation conforming to the Delaware General Corporation Law regarding such series of Preferred Stock has been filed with, and accepted for record by, the Secretary of State of the State of Delaware, (vi) the terms of the Offered Preferred Shares and of their issuance and sale have been duly established in conformity with the terms of the particular series as established by the Board, so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (vii) certificates in the form required under the Delaware General Corporation Law representing the Offered Preferred Shares are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the Offered Preferred Shares (including any shares of Preferred Stock duly issued upon conversion, exchange or exercise of any Warrants, Debt Securities or Preferred Stock), when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legally issued, fully paid and nonassessable.

3. With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Indentures have been qualified under the Trust Indenture Act of 1939, as amended, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters (and such action is in full force and effect at all times at which the Offered Debt Securities are offered or sold by the Company), (v) the Indentures and any supplemental indenture in respect of such Offered Debt Securities have been duly authorized, executed and delivered by each party thereto, (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indentures and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by each party thereto, so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (vii) the Offered Debt Securities have been issued in a form that complies with, and have been duly executed and authenticated in accordance with, the provisions of the Indentures and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Warrants, Debt Securities or Preferred Stock), when issued and sold in accordance with the Indentures, any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

4. With respect to any Warrants to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iii) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Warrants, the consideration to be received therefor and related matters (and such action is in full force and effect at all times at which the Offered Warrants are offered or sold by the Company), (iv) the warrant agreement with respect to the Offered Warrants (the “Warrant Agreement”) has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the terms of the issuance and sale of the Offered Warrants have been duly established in conformity with the Warrant Agreement, so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (vi) the Offered Warrants have been duly executed and delivered against payment therefore, pursuant to the Warrant Agreement, the Offered Warrants will be legally issued, fully paid and nonassessable.

To the extent that the obligations of the Company under an Indenture may be dependent on such matters, we further have assumed for purposes of this opinion that the Trustee under each Indenture (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in activities contemplated by such Indenture; (iii) has duly authorized, executed and delivered such Indenture and such Indenture constitutes the legally valid and binding obligation of such Trustee enforceable against such Trustee in accordance with its terms; (iv) is in compliance, with respect to acting as a trustee under such Indenture, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Indenture.

To the extent that the obligations of the Company under any Warrant or Warrant Agreement may be dependent on such matters, we further have assumed for purposes of this opinion that the Warrant Agent under each

Warrant Agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in the activities contemplated by such Warrant Agreement; (iii) has duly authorized, executed and delivered such Warrant Agreement and such Warrant Agreement constitutes the legally valid and binding obligation of such Warrant Agent enforceable against such Warrant Agent in accordance with its terms; (iv) is in compliance, with respect to acting as a Warrant Agent under such Warrant Agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.

The opinion set forth above is subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law), (c) an implied covenant of good faith and fair dealing, (d) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars, (e) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States and (f) generally applicable laws that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected, (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, (iv) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (v) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums upon acceleration and (vi) limit the waiver of rights under usury laws. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any Securities and their governing documents.

This opinion is rendered as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any subsequent changes in applicable law that may come to our attention, and we have assumed that no change in the facts stated or assumed herein or in applicable law after the date hereof will affect adversely our ability to render an opinion letter after the date hereof (i) containing the same legal conclusions set forth herein and (ii) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

This opinion has been prepared solely for your use in connection with the transmitting for filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without our prior written consent.

We hereby consent to the filing of copies of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz